State Street Corporation Second-Quarter 2015 Financial Highlights July 24, 2015

2 Forward-Looking Statements This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s (State Street’s) news release announcing its second-quarter 2015 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website, at www.statestreet.com/stockholder, and is incorporated herein by reference. This presentation contains forward-looking statements within the meaning of U.S. securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, investment portfolio performance and strategies, financial portfolio performance, dividend and stock purchase programs, expected outcomes of legal proceedings, market growth, acquisitions, joint ventures and divestitures and new technologies, services and opportunities, as well as regarding industry, regulatory, economic and market trends, initiatives and developments, the business environment and other matters. Terminology such as “outlook,” “expect,” “objective,” “intend,” “plan,” “forecast,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms, are intended to identify forward looking statements, although not all forward looking statements contain such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to July 24, 2015. Important factors that may also affect future results and outcomes include, but are not limited to: an adverse outcome in excess of the accrued reserve with respect to one or more claims relating to our indirect foreign exchange business could have a material adverse effect on our reputation, on our consolidated results of operations for the period in which the adverse outcome occurs (or an accrual is determined to be required), or on our consolidated financial condition. The financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatil ity of interest rates, the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low- cost, short-term funding, our ability to manage levels of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement changes to the regulatory framework applicable to our operations, including implementation of the Dodd-Frank Act, the Basel III final rule and European legislation (such as the Alternative Investment Fund Managers Directive and Undertakings for Collective Investment in Transferable Securities Directives); among other consequences, these regulatory changes impact the levels of regulatory capital we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, and restrictions on banking and financial activities. In addition, our regulatory posture and related expenses have been and will continue to be affected by changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, capital planning and compliance programs, and changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; adverse changes in the regulatory ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III final rule, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; increasing requirements to obtain the prior approval of the Federal Reserve or our other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or programs, including acquisitions, dividends and stock purchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; financial market disruptions or economic recession, whether in the U.S., Europe, Asia or other regions; our ability to promote a strong culture of risk management, operating controls, compliance oversight and governance that meet our expectations and those of our clients and our regulators; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or proceedings; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depository obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems and their effective operation both independently and with external systems, and complexities and costs of protecting the security of our systems and data; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; our ability to complete acquisitions, joint ventures and divestitures, including the abil ity to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefi ts or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize emerging needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Actual outcomes and results may differ materially from what is expressed in our 2014 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, July 24, 2015, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date. Forward-looking statements should not be viewed as predictions, and should not be the primary basis on which investors evaluate State Street. Any investor in State Street should consider all risks and uncertainties disclosed in our SEC filings, including our filings under the Securities Exchange Act of 1934, in particular our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K, or registration statements filed under the Securities Act of 1933, all of which are accessible on the SEC's website at www.sec.gov or on the “Investor Relations” section of our corporate website at www.statestreet.com.

3 1 Long-term goals presented on an operating-basis, a non-GAAP presentation, and do not reflect the near-term expectations. Refer to Appendix included with this presentation for explanations of our non-GAAP measures. Focused strategy supports long-term financial goals LONG-TERM SHAREHOLDER VALUE BUILDING ON OUR STRONG CORE ACHIEVING A DIGITAL ENTERPRISE INVESTING IN OPPORTUNITIES FOR GROWTH OPTIMIZING CAPITAL Aligning solutions with client needs, continuing to innovate, capturing value and improving efficiency Driving greater transformation that benefits clients and our shareholders Acting on changes in the market to fuel expansion of products and services and the markets we serve Adapting to new rules and optimizing returns for shareholders TALENT, CULTURE, INNOVATION AND RISK EXCELLENCE Operating-Basis1 Financial Goals: Revenue Growth of 8%-12%, EPS Growth of 10%-15% and ROE of 12%-15%

Summary of GAAP-Basis Results

$ in millions, except per share data	Quarters 1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	% Change 2Q15 vs 2Q14	2Q15 vs 1Q15	Period 6/30/14 YTD	6/30/15 YTD	% Change 6/30/15 YTD vs 6/30/14 YTD
Revenue	$2,485	$2,598	$2,582	$2,630	$2,605	**$2,614**	0.6%	0.3%	$ 5,083	**$ 5,219**	2.7%
Expenses	2,028	1,850	1,892	2,057	2,097	**2,134**	15.4	1.8	3,878	**4,231**	9.1
Earnings per share (EPS)	0.81	1.38	1.26	1.12	0.90	**0.94**	(31.9)	4.4	2.19	**1.84**	(16.0)
Return on average common equity (ROE)	7.2%	11.9%	10.6%	9.4%	7.9%	**8.3%**			9.6%	**8.1%**	
Pre-tax operating margin	18.3	28.7	26.6	21.6	19.3	**18.3**			23.6	**18.8**	
Average diluted common shares outstanding (in thousands)	438.8	435.3	429.7	424.3	418.8	**416.7**			437.0	**417.6**	

- In each of the past four fiscal quarters (including 2Q15), we announced charges (due to pre-tax legal accruals recorded in those quarters) to increase our legal reserve associated with indirect foreign exchange matters. We increased this accrual to $585M as of June 30, 2015:
  - 2Q15 results included pre-tax charges of $250M, after-tax charges of $156M ($0.37 per share)
  - 1Q15 results included pre-tax and after-tax charges of $150M ($0.36 per share)
  - 4Q14 results included pre-tax charges of $115M, after-tax charges of $92M ($0.22 per share)
  - 3Q14 results included pre-tax charges of $70M, after-tax charges of $53M ($0.12 per share)

4

STATE STREET.

5 GAAP-Basis Revenue nm – not meaningful. % Change $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 2Q15 vs 2Q14 2Q15 vs 1Q15 6/30/14 YTD 6/30/15 YTD 6/30/15 YTD vs 6/30/14 YTD Servicing fees 1,238$ 1,288$ 1,302$ 1,301$ 1,273$ 1,325$ 2.9% 4.1% 2,526$ 2,598$ 2.9% Management fees 292 300 316 299 301 304 1.3 1.0 592 605 2.2 Trading services 253 260 278 293 324 281 8.1 (13.3) 513 605 17.9 Securities finance revenue 85 147 99 106 101 155 5.4 53.5 232 256 10.3 Processing fees and other 56 44 17 57 61 17 (61.4) (72.1) 100 78 (22.0) Total fee revenue 1,924 2,039 2,012 2,056 2,060 2,082 2.1 1.1 3,963 4,142 4.5 Net interest revenue (NIR) 555 561 570 574 546 535 (4.6) (2.0) 1,116 1,081 (3.1) Net gain/(loss) related to investment securities 6 (2) - - (1) (3) nm nm 4 (4) nm Total revenue 2,485$ 2,598$ 2,582$ 2,630$ 2,605$ 2,614$ 0.6% 0.3% 5,083$ 5,219$ 2.7% % ChangeQuarters Period

6 GAAP-Basis Expenses % Change $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 2Q15 vs 2Q14 2Q15 vs 1Q15 6/30/14 YTD 6/30/15 YTD 6/30/15 YTD vs 6/30/14 YTD Compensation and employee benefits 1,157$ 978$ 953$ 972$ 1,087$ 984$ 0.6% (9.5)% 2,135$ 2,071$ (3.0)% Information systems and communications 244 244 242 246 247 249 2.0 0.8 488 496 1.6 Transaction processing services 191 193 199 201 197 201 4.1 2.0 384 398 3.6 Occupancy 114 115 119 113 113 109 (5.2) (3.5) 229 222 (3.1) Acquisition and restructuring costs 33 28 20 52 6 3 (89.3) (50.0) 61 9 (85.2) Other 289 292 359 473 447 588 101.4 31.5 581 1,035 78.1 Total expenses 2,028$ 1,850$ 1,892$ 2,057$ 2,097$ 2,134$ 15.4% 1.8% 3,878$ 4,231$ 9.1% % ChangeQuarters Period

7 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Stock purchases may be made using various types of mechanisms, including open market purchases or transactions off market, and may be made under Rule 10b5-1 trading programs. The timing of stock purchases, types of transactions and number of shares purchased will depend on several factors, including market conditions and State Street’s capital position, its financial performance and investment opportunities. The common stock purchase program does not have specific price targets and may be suspended at any time. State Street’s 2Q15 common stock and other stock dividends, including the declaration, timing and amount thereof, remain subject to consideration and approval by its Board of Directors at the relevant times. Progress in first half of 2015 on key priorities: growing revenue, managing expenses and returning capital • Year-to-date (six months ended June 30, 2015) comparisons from same period in 2014: – EPS of $2.54 increased 7% – Total revenue of $5,410 increased 3% – Total fee revenue of $4,293 increased 5% – Total expenses of $3,823 increased 2% – Effective tax rate of 29.1% increased 20bps – ROE of 11.2% increased 80bps – Pre-tax operating margin of 29.2% increased 60bps Operating-Basis (Non-GAAP) Financial Highlights1 • Capital: – Purchased $350M of our common stock in 2Q15 – As of June 30, 2015, we had approximately $1.45B remaining under our March 2015 common stock purchase program authorizing the purchase of up to $1.8B through June 30, 20162 – Declared a common stock dividend of $0.34 per share during 2Q15 – Issued $750M of preferred shares at 5.25% with semi-annual dividends, with the first dividend to be paid in 3Q15: – Expect total dividends on all series of preferred shares outstanding at June 30, 2015 to be approximately $42M in 3Q15, $29M in 4Q15 and $156M in 2016 • 2Q15 highlights: – EPS of $1.37 decreased 1% from 2Q14 and increased 17% from 1Q15 – Total revenue of $2,733 increased 2% from 2Q14 and 2% from 1Q15 – Total fee revenue of $2,180 increased 4% from 2Q14 and 3% from 1Q15 – Total expenses of $1,881 increased 3% from 2Q14 and decreased 3% from 1Q15 – Effective tax rate of 29.6% increased 243 bps from 2Q14 and 119 bps from 1Q15 – ROE of 12.0% flat from 2Q14 and increased 160bps from 1Q15 – Pre-tax operating margin of 31.1% decreased 90bps from 2Q14 and increased 380bps from 1Q15

8 First half of 2015 total fee revenue growth and total revenue growth exceeded expense growth compared to the first half of 2014 Revenue ($M) • YTD = year-to-date 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating- basis financial information. Expenses ($M) Operating-Basis (Non-GAAP) Results1 3,823 6/30/14 YTD +2.4% 6/30/15 YTD 3,735 4,084 4,293 1,1211,147 6/30/14 YTD -4 4 5,235 +3.3% 6/30/15 YTD 5,410 Net gain/(loss) related to investment securities NIR Total fee revenue Operating Leverage, Revenue Growth (%) less Expense Growth (%) (6/30/15 YTD vs 6/30/14 YTD) 3.3 Revenue Growth 98bps 2.4 Expense Growth 6/30/15 YTD vs 6/30/14 YTD 5.1% (2.3)% 276bps 2.4 5.1 Expense Growth Fee Revenue Growth Fee Revenue Growth (%) less Expense Growth (%) (6/30/15 YTD vs 6/30/14 YTD)

9 Operating-basis EPS1 decreased from 2Q14 to 2Q15 due to a higher tax rate and preferred dividends, mostly offset by fee revenue growth and impact of share buyback 1.37 1.17 1.371.351.39 2Q15 vs 2Q14 -1.4% 2Q15 1Q15 4Q14 3Q14 2Q14 Operating-Basis EPS1 ($) 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating- basis financial information. • Operating-basis EPS1 increased in 2Q15 from 1Q15, primarily driven by the seasonal deferred incentive compensation expense for retirement- eligible employees and payroll taxes that occurs in the first quarter and seasonality of securities finance revenue that occurs in the second quarter

Operating-basis revenue[1] growth from 2Q14 to 2Q15 driven by strong fee revenue growth despite stronger U.S. dollar

Operating-Basis Revenue[1] ($M)



2Q15 vs 2Q14
+2.1%
2Q15 vs 1Q15
+2.1%
2Q15 vs 2Q14
2Q15 vs 1Q15
2,676
2,678
2,724
2,677
2,733
2,103
2,098
2,137
2,113
2,180
4%
3%
575
580
587
565
556
(3)%
(2)%
-2
0
0
-1
-3
2Q14
3Q14
4Q14
1Q15
2Q15
Total fee revenue
NIR
Net gain/(loss) related to investment securities

Notable items in 2Q15:

- Money market fee waivers of $10.1M
- Performance fees of $1.7M

Notable variances 2Q15 vs 2Q14:

- The stronger U.S. dollar negatively impacted total fee revenue by approximately $71M[2] (including approximately $55M impact on servicing fees and approximately $13M impact on management fees) and NIR by approximately $17M[2]
- Servicing fees were ***up 3%*** primarily due to net new business and stronger U.S. equity markets, partially offset by the impact of the stronger U.S. dollar
- Management fees were ***up 1%*** primarily due to stronger U.S. equity markets and net new business, mostly offset by the impact of the stronger U.S. dollar
- Foreign exchange trading revenue was ***up 16%*** due to higher currency volatility and client-related volumes
- Securities finance revenue was ***up 5%*** primarily due to new business from enhanced custody, partially offset by lower spreads
- Processing fees and other revenue was ***up 7%*** primarily due to higher revenue associated with tax advantaged investments
- Net interest revenue was ***down 3%*** primarily due to lower yields from interest earning assets and the impact of the stronger U.S. dollar, partially offset by higher client deposits

Notable variances 2Q15 vs 1Q15:

- Servicing fees were ***up 4%*** primarily due to net new business and stronger global equity markets
- Foreign exchange trading revenue was ***down 18%*** due to lower currency volatility
- Brokerage and other fees were ***down 6%*** primarily due to lower electronic foreign exchange trading
- Securities finance revenue was ***up 54%*** primarily due to seasonality

- NOTE: See slide 31 in the Appendix for additional detail.

1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

2 Represents the effects of applying 2Q14 weighted average foreign exchange rates to revenue, servicing fees, management fees and NIR for 2Q15.

10

STATE STREET.

11 Operating-basis NIR1 continues to be challenged in the prolonged low interest-rate environment… 233226224218206 2Q15 vs 2Q14 +13.1% 2Q15 vs 1Q15 +3.1% 2Q15 1Q15 4Q14 3Q14 2Q14 Average Earning Assets ($B) 1 Includes operating-basis (non-GAAP) financial information where noted. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. NIR1 and NIM1 ($M, %) Operating-Basis (Non-GAAP) Results1 556565587580575 0.961.011.041.061.12 0 200 400 600 0.00 1.00 2.00 NIR 2Q15 vs 2Q14 -3.3% NIR 2Q15 vs 1Q15 -1.6% 2Q15 1Q15 4Q14 3Q14 2Q14 NIR NIM • Average earning assets continued to increase; NIM continued to decrease reflecting the impact of lower market interest rates and the increase in low yielding excess deposits

Managing expenses and stronger U.S. dollar limited operating-basis expense[1] growth to 3.5% from 2Q14 to 2Q15 despite regulatory compliance expense growth

Operating-Basis Expenses[1] ($M)



2Q15 vs 2Q14
3.5%
2Q15 vs 1Q15
-3.1%
2Q15 vs 2Q14
2Q15 vs 1Q15
1,818
1,808
1,880
1,942
1,881
974
1,088
984
244
247
249
193
197
201
115
113
109
292
297
338
1% (10)%
2% 1%
4% 2%
(5)% (4)%
16% 14%
2Q14
3Q14
4Q14
1Q15
2Q15
Compensation and employee benefits
Information systems and communications
Transaction processing services
Occupancy
Other

Notable items in 2Q15:

- $14M in securities processing costs included in other expenses

Notable variances 2Q15 vs 2Q14:

- The stronger U.S. dollar favorably impacted total expenses by approximately $71M[2]
- Compensation and employee benefits expenses were ***up*** reflecting increased costs to support new business and regulatory initiatives, offset mostly by the benefit of the stronger U.S. dollar
- Transaction processing services expenses were ***up*** primarily due to higher volumes
- Occupancy expenses were ***down*** primarily due to the impact of the stronger U.S. dollar
- Other expenses were ***up*** primarily due to higher regulatory compliance costs and a $9M credit associated with Lehman Brothers related recoveries recorded in 2Q14

Notable variances 2Q15 vs 1Q15:

- Compensation and employee benefits expenses were ***down*** primarily due to costs recorded in 1Q15 associated with seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes, partially offset by the annual merit increase, increased costs to support new business and regulatory initiatives
- Transaction processing services expenses were ***up*** primarily due to higher volumes
- Other expenses were ***up*** primarily due to higher regulatory and compliance expenses

- NOTE: See slide 32 in the Appendix for additional detail.

1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

2 Represents the effects of applying 2Q14 weighted average foreign exchange rates to expenses for 2Q15.

12

STATE STREET

13 1 As of period-end where applicable. 2 See Appendix included with this presentation for a description of the investment portfolio. 3 Excludes US T-Bills and Canadian T-Bills. 4 Based on numerous assumptions, including holding the securities to maturity, anticipated prepayment speeds and credit quality. See discussion in State Street’s 2014 Annual Report on Form 10-K filed with the SEC. 5 For additional information, see discussion in State Street’s 2014 Annual Report on Form 10-K filed with the SEC. 6 Total regulatory capital is defined as the sum of tier 1 and tier 2 risk-based capital. Continue to maintain high-quality balance sheet… 2Q151 Balance Sheet Highlights Investment portfolio2 • In support of balance sheet optimization we continue to refine our investment portfolio • Size: $101B • Credit profile: 91% rated AAA/AA • Fixed-rate/floating-rate mix: 58%/42% • Duration: 2.2 years • Unrealized after-tax mark-to-market (MTM) gain: $346M • Purchases3: 1.0B with average tax-equivalent yield of 1.77% • Discount accretion remaining related to and expected to accrue over the remaining lives of the former conduit securities4: $276M Interest-rate risk metrics • Economic value of equity (EVE)5 in an up 200 bps shock to quarter-end interest rate levels hypothetical scenario: (11.5)% of total regulatory capital6 • Unrealized after-tax MTM loss sensitivity in an up 100 bps shock to quarter-end interest rate levels hypothetical scenario: approximately $(1.2)B after-tax Senior secured bank loans • Size: $2.9B • Floating rate • Credit: primarily BB/B • Provision for loan losses in 2Q15: $2M • Total allowance for loan losses: $43M

…and remain well-capitalized

2Q15 Quarter-End Capital[1] Positions

	March 31, 2015	June 30, 2015
Basel III Ratios[2]:		
Common equity tier 1 ratio (advanced approaches)	12.2%	12.2%
Common equity tier 1 ratio (standardized approach)	10.4%	11.6%
Tier 1 leverage ratios:		
State Street Corporation	5.8%	6.0%
State Street Bank and Trust Company	5.6%	5.7%
Supplementary leverage ratios[3]:		
State Street Corporation	5.2%	5.4%
State Street Bank and Trust Company	4.9%	5.2%
Estimated pro forma fully phased-in Basel III ratios:		
Fully phased-in (effective January 1, 2019) common equity tier 1 ratio (advanced approaches)[2,4]	11.6%	11.4%
Fully phased-in (effective January 1, 2019) common equity tier 1 ratio (standardized approach)[2,4]	9.8%	10.9%
Fully phased-in (effective January 1, 2018) supplementary leverage ratios[3,4]		
State Street Corporation	4.9%	5.1%
State Street Bank and Trust Company	4.8%	4.9%

- 2Q15 common equity tier 1 ratio under advanced approaches decreased slightly from 1Q15 primarily due to legal accrual related to foreign exchange matters and an update to operational risk model, largely offset by balance sheet optimization actions
- 2Q15 common equity tier 1 ratio under standardized approach increased from 1Q15 primarily due to balance sheet optimization actions, partially offset by legal accrual related to foreign exchange matters
- 2Q15 supplementary leverage ratios increased from 1Q15 primarily due to preferred issuance in the quarter

14

- Refer to the Appendix included with this presentation for footnotes 1 to 4.

STATE STREET

15 1 See slides 20-22 in the Appendix for 2015 outlook disclosed on January 23, 2015. Includes operating-basis financial information, a non-GAAP presentation. Operating-basis financial information and financial outlook is a non-GAAP presentation. Refer to Appendix included with this presentation for explanations of our non-GAAP measures. Continue to expect full year 2015 results in line with expectations communicated on January 23, 20151 • Continue to expect operating-basis total fee revenue growth to be in the range of 4%-7% for 2015 compared to 2014: – Weaker Euro to USD exchange rate in 2015 placing downward pressures on fee growth • Continue to expect 2015 operating-basis total fee revenue growth to outpace operating-basis expense growth by at least 200bp relative to 2014: – Growth in regulatory compliance expenses continues to be a headwind, which we continue to partially offset with efficiency improvements • Continue to experience NIR headwinds relative to 2014: – Expect full year 2015 operating-basis NIR to be between $2.16B to $2.22B reflecting the following assumptions: – The Federal Reserve Board increases administrative rates in December 2015 – The Bank of England and European Central Bank do not change administrative rates in 2015 – Client cash deposits at State Street decline over the remainder of the year from their 2Q15 peak – If there are no rate increases in either US or Europe, expect full year 2015 operating-basis NIR to be near the lower end of the $2.16B to $2.22B range • Continue to expect an operating-basis effective tax rate of 30-32% for full year 2015: – Operating-basis effective tax rate was 29.1% for the first half of 2015 – Expect an operating-basis effective tax rate of 32-34% for second half of 2015

16 Continue to focus on 2015 goals to deliver shareholder value in a challenging environment • 2Q15 operating-basis results1 driven by: – Servicing fees – Securities finance seasonal activities – Higher client deposits – Continued efficiency improvements • Continue to focus on key priorities: – Delivering value-added solutions to our clients – Investing in growth initiatives – Diligently managing expenses – Returning capital to shareholders 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating- basis financial information.

17 Q&A

18 Appendix 2015 Outlook as Disclosed on January 23, 2015 19-22 Impact of Currency Translation 23-26 Footnotes to Slide 14 27-28 Operating-Basis (Non-GAAP) Results 29-32 Investment Portfolio 33-37 Definition of Metrics 38-39 Non-GAAP Measures, Regulatory Capital Ratios and Reconciliations 40-41

19 2015 Outlook as Disclosed on January 23, 2015

2015 Outlook[1] as disclosed on January 23, 2015
See slide 15 for outlook as of July 24, 2015

Strong growth in our fee revenue, partially offset by the impact of low interest rates and a higher effective tax rate

- Aiming for full-year 2015 operating-basis total fee revenue[1] growth of 4%-7% compared to 2014:
  - Equity market assumptions for full-year 2015 based on:

S&P 500			15E vs 14	EAFE			15E vs 14
2013 Year End: 1850	2014 Year End: 2060	2015 Estimated Year End: 2160	4.9%	2013 Year End: 1915	2014 Year End: 1775	2015 Estimated Year End: 1830	3.1%
2014 Average: 1931	2015 Estimated Average: 2050		6.2%	2014 Average: 1888	2015 Estimated Average: 1850		(2.0)%

  - Foreign exchange assumptions using the forward curve as of January 15, 2015 assume that the exchange rates will remain with January 15, 2015 levels; resulting assumptions for U.S. dollar to EUR exchange rate and U.S. dollar to Pound Sterling are shown below as examples:

USD vs EUR			15E vs 14	USD vs GBP			15E vs 14
2013 Year End: 1.37	2014 Year End: 1.20	2015 Estimated Year End: 1.16	(3.3)%	2013 Year End: 1.67	2014 Year End: 1.56	2015 Estimated Year End: 1.51	(3.2)%
2014 Average: 1.32	2015 Estimated Average: 1.16		(12.1)%	2014 Average: 1.65	2015 Estimated Average: 1.51		(8.5)%

- Expecting that NIR headwinds are likely to continue as illustrated in the interest rate and deposit scenarios outlined on slide 22
- Expecting an operating-basis effective tax rate[1] of 30%-32%, which was 29% in 2014

1 Includes impact of expected currency and market changes. Operating-basis (non-GAAP) financial information, where noted. Operating-basis financial outlook is a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

20

STATE STREET

21 1 Includes operating-basis (non-GAAP) financial information, where noted. Operating-basis financial targets are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 See slide 20 for related assumptions. 3 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. • Expense management remains a priority; while there continues to be upward pressure on regulatory compliance costs, our focus will be on: – Controlling expenses and driving further efficiencies – Expanding our capabilities to meet increasing regulatory expectations – Supporting new business growth, including information technology costs – Continuing to fund growth initiatives • Expect operating-basis total fee revenue1 growth to outpace operating-basis expense1 growth by at least 200 basis points compared to 2014: – Assumes that 4%-7% operating basis total fee revenue1 growth objective is achieved2 • Positive operating leverage3 remains a long-term goal; our near-term ability to achieve the goal is likely predicated on higher market interest rates for a significant portion of 2015 Expense management remains a priority 2015 Outlook1 as disclosed on January 23, 2015 See slide 15 for outlook as of July 24, 2015

22 Static Scenario Rising Scenario Primary Drivers2 State Street Operating-basis NIR1 $2.07B-$2.17B $2.15B-$2.25B • Short-term and long-term interest rates • Foreign exchange rates • Deposit levels • Regulatory expectations • Geographic and business mix Interest Rate Path Static from December 31, 2014 levels • First administered rate hike: − U.K.: August 2015 − U.S.: December 2015 • Increases of 0.25% per quarter thereafter • No change in European Central Bank (ECB) rates • 1 month and 3 month LIBOR rate increases in advance of rate hikes • Economic outlook • Geopolitical environment USD Deposits at State Street Minimal change from end of 2014 Modest decline relative to 2014 year- end levels as rates rise • U.S. short-term rates • Alternative short-term investment choices Euro Deposits at State Street Minimal change from end of 2014 • Euro short-term rates • Further ECB actions • Levels of competitor deposit charges 1 Includes operating-basis (non-GAAP) financial information, where noted. Operating-basis financial targets are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Underlying interest rate and deposit level assumptions are as presented on this slide 22 under the Static Scenario and the Rising Scenario, as applicable. Underlying foreign exchange rate and equity market assumptions are as presented on slide 20. For all other primary drivers, assumptions reflect actual levels and other data, including State Street’s expectations and interpretations, as of year-end 2014. Illustrative Scenarios As illustrated below, operating-basis NIR1 likely to decline in 2015 from 2014 2015 Outlook1 as disclosed on January 23, 2015 See slide 15 for outlook as of July 24, 2015

23 Impact of Currency Translation

24 2Q15 operating-basis revenue1 was negatively impacted and operating-basis expenses1 were positively impacted by currency translation when compared to 2Q142 Operating-Basis Fee Revenue1 ($M) 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to elsewhere in Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Represents the effects of applying 2Q14 weighted average foreign exchange rates to fee revenue, NIR, revenue and expenses for 2Q15. 3 Includes approximately $55M impact on servicing fees and approximately $13M impact on management fees. Operating-Basis Revenue1 ($M) Operating-Basis NIR1 ($M) 2,1802,103 2Q15 Excluding FX Impact 2,251 71 Impact of Currency Translation 713 2Q15 Reported 2Q14 Reported +7.0% Operating-Basis Expense1 ($M) 556 575 -0.3% 17 2Q15 Reported 2Q15 Excluding FX Impact 573 17 Impact of Currency Translation 2Q14 Reported 2,7332,676 2Q14 Reported 2,821 2Q15 Reported 88 Impact of Currency Translation 88 2Q15 Excluding FX Impact +5.4% 1,8811,818 Impact of Currency Translation 71 2Q15 Reported +7.4% 2Q15 Excluding FX Impact 1,952 71 2Q14 Reported

25 Impact of currency translation is minor on 2Q15 when compared to 1Q152 Operating-Basis Fee Revenue1 ($M) 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to elsewhere in Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Represents the effects of applying 1Q15 weighted average foreign exchange rates to fee revenue, NIR, revenue and expenses for 2Q15. Operating-Basis Revenue1 ($M) Operating-Basis NIR1 ($M) 2, 802,1 3 +3.1% 2Q15 Excluding FX Impact 2,178 -2 Impact of Currency Translation -2 2Q15 Reported 1Q15 Reported Operating-Basis Expense1 ($M) 556565 -1.6% 2Q15 Excluding FX Impact 556 0 Impact of Currency Translation 0 2Q15 Reported 1Q15 Reported 2,7332,677 +2.0% 2Q15 Excluding FX Impact 2,731 -2 Impact of Currency Translation -2 2Q15 Reported 1Q15 Reported 1,8811,942 -3.3% 2Q15 Excluding FX Impact 1,878 -3 Impact of Currency Translation -3 2Q15 Reported 1Q15 Reported

26 6/30/15YTD operating-basis revenue1 was negatively impacted and operating-basis expenses1 were positively impacted by foreign exchange translation when compared to 6/30/14YTD2 Operating-Basis Fee Revenue1 ($M) 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to elsewhere in Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Represents the effects of applying 6/30/14 YTD weighted average foreign exchange rates to fee revenue, NIR, revenue and expenses for 6/30/15 YTD. Operating-Basis Revenue1 ($M) Operating-Basis NIR1 ($M) 4,2934,084 +8.8% 6/30/15 YTD Excluding FX Impact 4,442 149 Impact of Currency Translation 149 6/30/15 YTD Reported 6/30/14 YTD Reported Operating-Basis Expense1 ($M) 1,121 1,147 +0.4% 6/30/15 YTD Excluding FX Impact 1,152 31 Impact of Currency Translation 31 6/30/15 YTD Reported 6/30/14 YTD Reported 5,4105,235 +6.8% 6/30/15 YTD Excluding FX Impact 5,590 180 Impact of Currency Translation 180 6/30/15 YTD Reported 6/30/14 YTD Reported 3,8233,735 6/30/15 YTD Excluding FX Impact +6.2% 3,965 142 Impact of Currency Translation 142 6/30/15 YTD Reported 6/30/14 YTD Reported

27 Footnote to Slide 14

28 Footnotes to slide 14 1Unless otherwise specified, all capital ratios referenced on slide 14 and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. Refer to elsewhere in the Appendix to this presentation for a further description of these ratios and for reconciliations applicable to State Street’s estimated pro forma fully phased-in Basel III ratios. All capital ratios are presented as of quarter-end. The advanced approaches-based ratios (actual and estimated) presented in this presentation reflect calculations and determinations with respect to our capital and related matters, based on State Street and external data, quantitative formulae, statistical models, historical correlations and assumptions, collectively referred to as “advanced systems,” in effect and used by us for those purposes as of the respective date of each ratio’s first public announcement. Significant components of these advanced systems involve the exercise of judgment by us and our regulators, and these advanced systems may not, individually or collectively, precisely represent or calculate the scenarios, circumstances, outputs or other results for which they are designed or intended. Due to the influence of changes in these advanced systems, whether resulting from changes in data inputs, regulation or regulatory supervision or interpretation, State Street-specific or market activities or experiences or other updates or factors, we expect that our advanced systems and our capital ratios calculated in conformity with the Basel III framework will change and may be volatile over time, and that those latter changes or volatility could be material as calculated and measured from period to period. 2Provisions of the Basel III final rule, issued by U.S. banking regulators in July 2013, become effective under a transition t imetable which began on January 1, 2014. We have used the advanced approaches provisions provided in the Basel III final rule to calculate our regulatory capital ratios beginning with the second quarter of 2014. Beginning with the first quarter of 2015, we began to also use the standardized approach provisions provided in the Basel III final rule to calculate our regulatory capital ratios. The lower of our regulatory capital ratios calculated under the Basel III advanced approaches and those ratios calculated under the standard approach applied in the assessment of our capital adequacy for regulatory purposes. 3In 2014, U.S. banking regulators issued final rules implementing a supplementary leverage ratio, or SLR, for certain bank holding companies, like State Street, and their insured depository institution subsidiaries, like State Street Bank. We refer to these final rules as the SLR final rule. Under the SLR final rule, upon implementation as of January 1, 2018, (i) State Street Bank must maintain an SLR of at least 6% to be well capitalized under the U.S. banking regulators’ Prompt Corrective Action framework and (ii) if State Street maintains an SLR of at least 5%, it is not subject to limitations on distribution and discretionary bonus payments under the SLR final rule. Beginning with reporting for March 31, 2015, State Street is required to include SLR disclosures with its other Basel disclosures. 4The estimated pro forma fully phased-in Basel III common equity tier 1 ratios (advanced approaches and standardized approach) and the estimated pro forma fully phased-in supplementary leverage ratios as of March 31, 2015 and June 30, 2015 (as the case may be) are preliminary estimates by State Street, calculated, as applicable, in conformity with the advanced approaches or standardized approach provisions, as the case may be, in the Basel III final rule, based on our interpretations of the Basel III final rule and the SLR final rule, as of April 24, 2015 and July 24, 2015, respectively, and as applied to our businesses and operations as of March 31, 2015 and June 30, 2015, respectively. The Basel III advanced approaches used both in the calculation of the common equity tier 1 ratio and the SLR will be fully phased in as of January 1, 2019 and January 1, 2018, respectively, as per Basel III phase-in requirements for capital. Refer to the addendum linked to this presentation for reconciliations of these ratios.

29 Operating- Basis (non- GAAP) Results

30 1 Results presented on an operating-basis, a non-GAAP presentation. Refer elsewhere in the Appendix to this presentation for explanation of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. Summary of Operating-Basis (Non-GAAP) Results1 % Change $ in millions, except per share data 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 2Q15 vs 2Q14 2Q15 vs 1Q15 6/30/14 YTD 6/30/15 YTD 6/30/15 YTD vs 6/30/14 YTD Revenue 2,559$ 2,676$ 2,678$ 2,724$ 2,677$ 2,733$ 2.1% 2.1% 5,235$ 5,410$ 3.3% Expenses 1,917 1,818 1,808 1,880 1,942 1,881 3.5 (3.1) 3,735 3,823 2.4 EPS 0.99 1.39 1.35 1.37 1.17 1.37 (1.4) 17.1 2.37 2.54 7.2 ROE 8.8% 11.9% 11.4% 11.6% 10.4% 12.0% 10.4% 11.2% NIM 1.24 1.12 1.06 1.04 1.01 0.96 1.18 0.98 Pre-tax operating margin 25.0 32.0 32.4 30.8 27.3 31.1 28.6 29.2 Operating leverage (134) bps 523 bps 98 bps Average diluted common shares outstanding (in thousands) 438.8 435.3 429.7 424.3 418.8 416.7 437.0 417.6 PeriodQuarters % Change

31 1 Results presented on an operating-basis, a non-GAAP presentation. Refer elsewhere in the Appendix to this presentation for explanation of our non-GAAP financial measures and for reconciliations of our operating-basis financial information Operating-Basis (Non-GAAP) Revenue1 nm – not meaningful. % Change $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 2Q15 vs 2Q14 2Q15 vs 1Q15 6/30/14 YTD 6/30/15 YTD 6/30/15 YTD vs 6/30/14 YTD Servicing fees 1,238$ 1,288$ 1,302$ 1,301$ 1,273$ 1,325$ 2.9% 4.1% 2,526$ 2,598$ 2.9% Management fees 292 300 316 299 301 304 1.3 1.0 592 605 2.2 Trading services 253 260 278 293 324 281 8.1 (13.3) 513 605 17.9 Securities finance revenue 85 147 99 106 101 155 5.4 53.5 232 256 10.3 Processing fees and other 113 108 103 138 114 115 6.5 0.9 221 229 3.6 Total fee revenue 1,981 2,103 2,098 2,137 2,113 2,180 3.7 3.2 4,084 4,293 5.1 Net interest revenue (NIR) 572 575 580 587 565 556 (3.3) (1.6) 1,147 1,121 (2.3) Net gain/(loss) related to investment securities 6 (2) - - (1) (3) nm nm 4 (4) nm Total revenue 2,559$ 2,676$ 2,678$ 2,724$ 2,677$ 2,733$ 2.1% 2.1% 5,235$ 5,410$ 3.3% % ChangeQuarters Period

32 1 Results presented on an operating-basis, a non-GAAP presentation. Refer elsewhere in the Appendix to this presentation for explanation of our non-GAAP financial measures and for reconciliations of our operating-basis financial information % Change $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 2Q15 vs 2Q14 2Q15 vs 1Q15 6/30/14 YTD 6/30/15 YTD 6/30/15 YTD vs 6/30/14 YTD Compensation and employee benefits 1,085$ 974$ 955$ 962$ 1,088$ 984$ 1.0% (9.6)% 2,059$ 2,072$ 0.6% Information systems and communications 244 244 242 246 247 249 2.0 0.8 488 496 1.6 Transaction processing services 191 193 199 201 197 201 4.1 2.0 384 398 3.6 Occupancy 114 115 119 113 113 109 (5.2) (3.5) 229 222 (3.1) Other 283 292 293 358 297 338 15.8 13.8 575 635 10.4 Total operating-basis expenses 1,917$ 1,818$ 1,808$ 1,880$ 1,942$ 1,881$ 3.5% (3.1)% 3,735$ 3,823$ 2.4% % ChangeQuarters Period Operating-Basis (Non-GAAP) Expenses1

33 Investment Portfolio

34 1 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred. Investment portfolio consists of government & agency, structured securities and unsecured credit Balances1 as of June 30, 2015 Government / Agency Structured Securities Unsecured Credit Treasuries Agency debentures Agency mortgages Small Business Administration loans Organization for Economic Cooperation and Development (OECD) governments Federal Family Education Loan Program (FFELP) student loans Asset-backed securities (ABS) Mortgage-backed securities (MBS) Commercial mortgage-backed securities (CMBS) Covered bonds Corporate bonds Municipals $53 billion $33 billion $15 billion

Investment portfolio has high quality assets

Investment Portfolio Assets[1] as of June 30, 2015 ($B)

- 91.4% rated AAA/AA
- Unrealized after-tax mark-to-market (MTM) gain of $346 million[2]
- Assets selected using rigorous credit process
- Diversified by asset class and geography

$ in billions	U.S. Treasuries & Agencies[3]	AAA	AA	A	BBB	<BBB	Not Rated[4]	Total	Unrealized After-tax MTM Gain / (Loss) ($M)
06/30/15	$38.2	$39.6	$14.4	$5.5	$1.9	$1.2	$0.1	$100.9	$346
	38%	39%	14%	6%	2%	1%	0%	100%	
12/31/14	$36.4	$45.8	$18.6	$7.2	$2.2	$1.6	$0.1	$111.9	$487
	32%	41%	17%	6%	2%	2%	0%	100%	
12/31/13	$29.6	$51.7	$22.4	$7.7	$3.4	$2.2	$0.1	$117.1	$(213)
	26%	44%	19%	6%	3%	2%	0%	100%	
12/31/12	$37.6	$46.0	$22.7	$8.5	$3.2	$2.1	$0.1	$120.2	$697
	31%	38%	19%	7%	3%	2%	0%	100%	
12/31/11	$32.6	$49.9	$15.5	$7.0	$2.5	$2.2	$0.1	$109.8	$(374)
	30%	45%	14%	7%	2%	2%	0%	100%	

1 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.

2 At 6/30/15: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $371 million, after-tax unrealized gain on securities held to maturity of $26 million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(51) million.

3 Beginning in August 2011, US Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA+ by S&P. For dates after August 2011, these securities are classified separately and not included in either the AAA or AA classifications.

4 Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

35

STATE STREET.

Investment portfolio has high quality assets across asset classes

Holdings by Asset Class as of June 30, 2015

	Ratings										
	UST/AGY[3]	AAA	AA	A	BBB	<BBB	NR[4]	Book Value ($)[1]	Book Value (% Total)	Unrealized After-tax MTM Gain/(Loss) ($M)[2]	Fixed Rate/ Floating Rate
Government & agency securities	82%	10%	4%	4%	—	—	—	$22.6	22.4%	($15)	97% / 3%
Asset-backed securities	—	76%	18%	3%	1%	2%	—	33.6	33.3	132	7% / 93%
Student loans	—	50%	48%	2%	—	—	—	10.8	32.1	(13)	
Credit cards	—	100%	—	—	—	—	—	3.7	11	(15)	
Auto & equipment	—	100%	—	—	—	—	—	3.6	10.7	2	
Non-US residential mortgage backed securities	—	84%	6%	5%	1%	4%	—	11.4	34	125	
Collaberalized loan obligation	—	100%	—	—	—	—	—	3.4	10.1	47	
Sub-prime	—	6%	6%	27%	15%	46%	—	0.5	1.5	(18)	
Home equity line of credit	—	—	—	—	—	—	—	0.0	0.0	0	
Other	—	—	—	25%	75%	—	—	0.2	0.6	4	
Mortgage-backed securities	89%	8%	—	—	1%	2%	—	21.8	21.6	49	85% / 15%
Agency MBS	100%	—	—	—	—	—	—	19.5	89.4	39	
Non-agency MBS	—	68%	5%	2%	7%	18%	—	2.3	10.6	10	
CMBS	5%	82%	8%	4%	—	1%	—	3.8	3.7	15	70% / 30%
Corporate bonds	—	—	12%	54%	34%	—	—	4.1	4.1	38	95% / 5%
Covered bonds	—	100%	—	—	—	—	—	3.4	3.4	15	17% / 83%
Municipal bonds	—	25%	67%	8%	—	—	—	8.1	8	104	99% / 1%
Clipper tax-exempt bonds/other	—	40%	38%	21%	—	—	1%	3.5	3.5	8	23% / 77%
TOTAL PORTFOLIO	38%	39%	14%	6%	2%	1%	0%	$100.9	100.0%	$346	58% / 42%

1 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.

2 At 6/30/15: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $371 million, after-tax unrealized gain on securities held to maturity of $26 million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(51) million.

3 Beginning in August 2011, US Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA+ by S&P. For dates after August 2011, these securities are classified separately and not included in either the AAA or AA classifications.

4 Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

36

STATE STREET.

37 1 Sovereign debt is reflected in the government agency column. 2 Country of collateral used except for corporates where country of issuer is used; excludes equity securities of approximately $11.5 million. Investment portfolio has high quality assets among Non-U.S. investments Non-U.S. Investment as of June 30, 2015 Average Gov't/ ABS ABS Corporate Covered Rating Agency (1) FRMBS All Other Bonds Bonds Other United Kingdom 7.7$ AAA - 5.1 1.9 0.2 0.5 - Australia 4.6 AAA 0.2 2.2 0.5 0.1 0.7 0.9 Netherlands 3.6 AAA - 3.2 0.1 0.1 0.2 - Canada 2.9 AAA 2.1 - - 0.2 0.6 - Germany 1.8 AAA - - 1.8 - - - France 1.0 AAA - - 0.4 0.1 0.5 - Japan 0.8 A 0.8 - - - - - Korea 0.9 AA 0.9 - - - - - Italy 0.5 AA - 0.5 - - - - Norway 0.6 AAA - - 0.1 - 0.5 - Finland 0.3 AAA - - 0.1 - 0.2 - Spain 0.1 BB - 0.1 - - - - Ireland 0.1 B - 0.1 - - - - Portugal 0.1 BB - 0.1 - - - - Other 0.6 AAA 0.2 - 0.1 0.1 0.2 - Non-U.S. Investments2 25.6$ 4.2$ 11.3$ 5.0$ 0.8$ 3.4$ 0.9$ U.S. Investments 75.3 TOTAL PORTFOLIO 100.9$ Book Value ($B)Book Value ($B) BBB 1.6% <BB, 0.7% A, 7.4% BB, 1.0% AAA, 81.9% AA, 7.4% Gov't/Agency, 16.4% ABS All Other, 19.6% ABS/FRMBS, 44.1% Covered, 13.3% Other, 3.5% Corporate, 3.1%

38 Definition of Metrics

39 Definition of Metrics Earnings per share (EPS) Net income available to common shareholders divided by average common shares outstanding Return on equity (ROE) (Net income less dividends on preferred stock) divided by average common equity Pre-tax operating margin Income before income tax expense divided by total revenue Net interest margin (NIM) Net interest revenue divided by average earning assets Operating Leverage Rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis

40 Non-GAAP Measures, Regulatory Capital Ratios and Reconciliations

41 Non-GAAP measures, regulatory capital ratios and reconciliations In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, referred to as GAAP, and used in the calculation of identified capital ratios, management also presents results on a non- GAAP, or “operating” basis, as it believes this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. Management believes that operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax- advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of State Street’s normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared and reported in conformity to GAAP. Management also believes that the use of other non-GAAP financial measures in the calculation of identified capital ratios is useful to understanding State Street’s capital position and is of interest to investors. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the addendum linked to this presentation for reconciliations of our operating-basis financial information. To access the addendum go to www.statestreet.com/stockholder and click on “Filings & Reports – Quarterly Earnings”.